UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

January 20, 2012
____________________________

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18927 (Commission File Number)	75-2349915 (IRS Employer Identification No.)
3631 West Davis, Suite A Dallas, Texas 75211 (Address of principal executive offices and zip code)

(214) 519-5200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry Into a Material Definitive Agreement.

On August 25, 2011, Tandy Brands Accessories, Inc. (the “Company”), along with its Canadian subsidiary, H. A. Sheldon Canada, Ltd., entered into a Credit and Security Agreement with Wells Fargo Bank, National Association (the “Lender”) providing terms and conditions governing certain loans and other credit accommodations extended by the Lender to the Company (together with all addenda, amendments, exhibits and schedules, the “Credit Agreement”).

On January 20, 2012, the Company and the Lender entered into a First Amendment to  Credit and Security Agreement (the “Amendment”).  The Amendment had the effect of extending the time period required to deliver certain post-closing deliverables and title matters relating to real property  to February 28, 2012 and March 31, 2012, respectively.  In addition, the amendment modified the definitions of “Eligible Accounts” and “High Season” used in the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.

Date:  January 24, 2012                                                        By:         /s/ Chuck Talley
Chuck Talley
Chief Accounting Officer